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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                                  __________


     We consent to the incorporation by reference in the registration statement of Seer Technologies, Inc. on Forms S-8 (File Nos. 33-97856 and 33-97858) of our report dated December 31, 1998, on our audits of the consolidated financial statements of Seer Technologies, Inc., as of September 30, 1998, and for the three years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-K.


                                    /s/ PricewaterhouseCoopers LLP


Washington, D.C.
January 11, 1999







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